Exhibit 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 8, 2005, with respect to the financial statements of IGENEON Krebs-Immuntherapie Forschungs- und Entwicklungs- AG included in the Pre-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-130693) and related Prospectus of Aphton Corporation for the registration of 27,333,333 shares of its common stock.

/s/ Ernst & Young

Vienna, Austria

January 19, 2006